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                                                                      EXHIBIT 12

                               ROCK-TENN COMPANY
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                                             YEARS ENDED SEPTEMBER 30,
                                                  ------------------------------------------------
                                                   1994      1995      1996      1997       1998
                                                  -------   -------   -------   -------   --------
Fixed Charges:
  Interest expenses.............................  $ 2,736   $ 8,122   $10,772   $26,466   $ 34,622
  Amortization of debt issuance costs...........       91       265       206       320        360
  Interest capitalized during period............       --        --        --     1,214        888
  Portion of rent expenses representative of
     interest...................................    1,035     1,443     2,316     2,584      3,034
                                                  -------   -------   -------   -------   --------
  Fixed charges.................................  $ 3,862   $ 9,830   $13,294   $30,584   $ 38,904
                                                  =======   =======   =======   =======   ========
Earnings:
  Pretax income from continuing operations......  $60,978   $67,922   $82,469   $37,756   $ 74,613
  Fixed charges.................................    3,862     9,830    13,294    30,584     38,904
                                                  -------   -------   -------   -------   --------
  Earnings......................................  $64,840   $77,752   $95,763   $68,340   $113,517
                                                  =======   =======   =======   =======   ========
Ratio of earnings to fixed charges..............    16.79      7.91      7.20      2.23       2.92
                                                  =======   =======   =======   =======   ========

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